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EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY
for Tender of
6.250% Notes due 2016
(CUSIP Nos. U17434AA6, 12623EAA9)
of
CNH Capital LLC

        As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company ("DTC") for this purpose must be used to accept the Exchange Offer if certificates for 6.250% Notes due 2016 (the "Old Notes") of CNH Capital LLC, a Delaware limited liability company (the "Company"), are not immediately available to the registered holder of such Old Notes, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Old Notes to the account maintained by Wells Fargo Bank, National Association (the "Exchange Agent") at DTC, or if time will not permit all documents required by the Exchange Offer to reach the Exchange Agent prior to 5:00 p.m., New York City time, on                                    , 2012, unless extended (the "Expiration Date"). This Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto may be delivered by mail, by facsimile transmission, by hand or overnight carrier or by DTC's system and procedures to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering." Capitalized terms used herein and not defined herein have the meanings assigned to them in the Exchange Offer.

The Exchange Agent for the Exchange Offer is:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By Registered & Certified Mail:	By Regular Mail or Overnight Courier:
WELLS FARGO BANK, NATIONAL ASSOCIATION Corporate Trust Operations MAC Code: N9303-121 P.O. Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, NATIONAL ASSOCIATION Corporate Trust Operations MAC Code: N9303-121 6th St & Marquette Avenue Minneapolis, MN 55479
In Person by Hand Only:
WELLS FARGO BANK, NATIONAL ASSOCIATION Corporate Trust Services Northstar East Building—12th Floor 608 Second Avenue South Minneapolis, MN 55402
By Facsimile (for Eligible Institutions only):
(612) 667-6282
For Information or Confirmation by Telephone:
(800) 344-5128

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery to a facsimile number other than the number listed above will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to CNH Capital LLC, a Delaware limited liability company (the "Company"), the aggregate principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the accompanying Prospectus dated                        , 2012 (as the same may be amended or supplemented from time to time, the "Prospectus") and in the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), receipt of which is hereby acknowledged.

        The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign and transfer the tendered Old Notes and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the tendered Old Notes are acquired by the Company as contemplated herein, and the tendered Old Notes are not subject to any adverse claims or proxies. The undersigned represents, warrants and agrees that the undersigned and each beneficial owner will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the tendered Old Notes, and that the undersigned will comply with its obligations under, with respect to the Old Notes, the Registration Rights Agreement, dated November 4, 2011, among the Company, the Guarantors named therein, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp. The undersigned has read and agrees to all of the terms of the Exchange Offer.

        By tendering Old Notes and executing this Notice of Guaranteed Delivery, the undersigned hereby represents and warrants that: (i) the undersigned is acquiring the New Notes in the ordinary course of the undersigned's business; (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution of the Old Notes or the New Notes; (iii) the undersigned is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company, or if the undersigned is an affiliate of the Company, that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (iv) the undersigned is not engaged in, and does not intend to engage in, the distribution of the New Notes; (v) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is prohibited by any law or policy from participating in the Exchange Offer, (vi) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledges and agrees that, if it is located in a member state of the European Economic Area which has implemented Directive 2003/71/EC (the "Prospectus Directive"), it is either (x) a legal entity authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or (y) a legal entity which has two or more of: (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000; and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts and that, in each case, it will not make any offer which will require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive, (vii) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offers acknowledges and agrees that it is not located or resident in the United Kingdom or, if it is located or resident in the United Kingdom, it is a person falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or within Article 43(2) of the Order, or to whom this Letter of Transmittal or the accompanying Prospectus may lawfully be communicated in accordance with the order and (viii) the undersigned is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing clauses (i) through (vii). If the undersigned is a broker-dealer that will receive the New Notes for its own account in exchange for any Old Notes acquired by it as a result of market-making activities or other trading activities, the undersigned acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the New Notes. By so acknowledging and by delivering a copy of the

Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of tendered Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):

(Please Print)

Address(es):

Area Code and Telephone Number(s):

X

X
Signature(s) of Owner(s) or Authorized Signatory

        Must be signed by the registered holder(s) of the tendered Old Notes as their name(s) appear(s) on certificates for such tendered Old Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Name(s) and address(es) of registered holder(s), exactly as name(s) appear(s) on Old Notes, or on a security position	Series and CUSIP number of Old Notes	Certificate number(s) of Old Notes*	Aggregate principal amount represented by certificate(s)	Aggregate principal amount tendered**

*
DOES NOT need to be completed if Old Notes are tendered by book-entry transfer.

**
Unless otherwise indicated, the holder will be deemed to have tendered the entire face amount of all Old Notes represented by tendered certificates.

        If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide the following information:

Signature:

Account Number:

Date:

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm which is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office in the United States (each, an "Eligible Institution"), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, either certificates for the Old Notes tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three (3) business days after the Expiration Date.

        The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and certificates for the Old Notes tendered hereby to the Exchange Agent within the time period shown herein and that failure to do so could result in a financial loss to the undersigned.

Firm	Authorized Signature

Name

Address		(Please Type or Print)

Zip Code	Title

Dated                                                              , 2012

Area Code and Telephone Number:

        DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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  EXHIBIT 99.2
NOTICE OF GUARANTEED DELIVERY for Tender of 6.250% Notes due 2016 (CUSIP Nos. U17434AA6, 12623EAA9) of CNH Capital LLC
GUARANTEE (Not to be used for signature guarantee)